CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 5, 1998 (except as to Note 13c which is dated March 17, 1998) which appears on page F-1 of the annual report on Form 10-KSB of Compu- DAWN, Inc. for the year ended December 31, 1997 and to the reference to our firm under the caption "Experts" in the prospectus.

                                   /s/ Lazar Levine & Felix, LLP


New York, New York
November 20, 1998